Exhibit 99.1

INVO Fertility Receives Nasdaq Notification Regarding Late Filing of Annual Report on Form 10-K

SARASOTA, Fla., April 29, 2026 — INVO Fertility, Inc. (Nasdaq: IVF) (“INVO” or the “Company”), a healthcare services fertility company focused on expanding access to advanced reproductive treatment through the establishment, acquisition and operation of fertility clinics and related businesses and technologies, today announced that on April 23, 2026, it received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC”). Specifically, the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), which was due no later than April 15, 2026.

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq, and the Company’s common stock will continue to trade on Nasdaq under the symbol “IVF” at this time.

The Company is working diligently to complete and file the Annual Report as soon as practicable. The delay in filing is due to additional time required to review certain complex accounting matters, including the tax provision accounting, certain warrant accounting, and variable interest entity accounting . The Company intends to file the Annual Report as promptly as possible.

Pursuant to Nasdaq Listing Rule 5810(c)(2)(F), the Company has 60 calendar days from the date of the Notice to submit a plan to Nasdaq to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company up to 180 calendar days from the due date of the Annual Report to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Nasdaq Hearings Panel.

This press release is being issued pursuant to Nasdaq Listing Rule 5810(b), which requires prompt public disclosure of receipt of a deficiency notice.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding access to assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring, and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have four operational fertility clinics in the United States. We also continue to engage in the sale and distribution of INVOcell to third-party owned and operated fertility clinics. INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more connected, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination. For more information, please visit invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invofertility.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com